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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our reports dated February 2, 2001, except for Note 16 to the consolidated financial statements as to which the date is September 11, 2001, in the Registration Statement (Form S-8 dated October 22, 2001) pertaining to the Principal Financial Group, Inc. Stock Incentive Plan, Principal Financial Group Long-Term Performance Plan, Principal Financial Group, Inc. Directors Stock Plan and the Principal Financial Group, Inc. Employee Stock Purchase Plan with respect to the consolidated financial statements and schedules of Principal Financial Group, Inc. for the year ended December 31, 2000 included in Amendment No. 4 to its Registration Statement (Form S-1 No. 333-62558) and related Prospectus filed with the Securities and Exchange Commission on October 22, 2001.

                                                       /s/ ERNST & YOUNG LLP

Des Moines, Iowa
October 19, 2001